Exhibit 99.1

DallasNews Corporation Announces First Quarter 2025 Financial Results

•	Recorded net cash of $40.7 million and a net gain of $36.2 million from the Plano printing facility sale
•	Agency segment profit improved $0.6 million on a year-over-year basis
•	Pension liabilities are fully funded and to be transitioned to an insurance carrier with an annuity purchase agreement

DALLAS –  DallasNews Corporation (Nasdaq: DALN) (the “Company”), the Dallas-based holding company of The Dallas Morning News and Medium Giant, today reported financial results for the first quarter of 2025.

Grant Moise, Chief Executive Officer, said, “The first four months of this year have been significant in terms of accomplishments made in alignment with our Return to Growth Plan. The sale of the Plano property provided us with the required capital to fully fund the Company’s pension plans. This is a notable event for our Company as it allows us to ensure that former and current employees will receive the retirement benefits they earned, while removing what we viewed as the sole long-term debt of the Company. Also, in connection with the sale of the Plano property, we have completed the transition of our printing operations, and in May, we will realize our first full month of expense savings from this transition.  Finally, the Agency grew its operating margin by $600,000 year-over-year, and we are grateful to our clients and employees who have helped deliver this marked improvement. The expansion of the Medium Giant Agency’s operating margin is a priority and well positioned for the future. We are ending April with a strong balance sheet and over the next 90 days we will be evaluating the Company’s use of our remaining cash for investment opportunities in the digital growth of the business and returning capital to shareholders. Overall, I am pleased with our progress this year against our Plan and our focus on returning the Company to sustainable profitability.”

For the first quarter of 2025, the Company reported net income of $28.3 million, or $5.28 per share, and operating income of $34.2 million, which includes a net gain of $36.2 million from the Plano printing facility sale. In the first  quarter of 2024,  the Company reported a  net loss  of  $1.4 million, or $(0.25) per share, and an operating loss of $1.8 million.

DallasNews Corporation Announces First Quarter 2025 Financial Results

April 30,  2025

For the first quarter of 2025, on a non-GAAP basis, DallasNews reported an operating loss adjusted for certain items (“adjusted operating loss”)  of $1.2 million, a decrease of $0.4 million when compared to an adjusted operating loss of $0.8 million reported in the first quarter of 2024. The decline is primarily due to a total revenue decrease of $2.0 million, partially offset by expense savings of $1.2 million in employee compensation and benefits.

First Quarter Results

Total revenue was $29.1 million in the first quarter of 2025,  a decrease of $2.0 million or 6.4 percent when compared to the first quarter of 2024.

Revenue from advertising and marketing services, including print and digital revenues, was $10.8 million in the  first quarter of 2025,  a decrease of $0.8 million or 7.2 percent when compared to the $11.6 million reported for the first quarter of 2024. The decline is primarily due to a print advertising revenue decrease of $0.7 million or 12.2 percent.

Circulation revenue was $15.4 million in the first quarter of 2025,  a decrease of $0.9 million or 5.2 percent when compared to the $16.3 million reported for the first quarter of 2024.  The decline is primarily due to a print circulation revenue decrease of $0.7 million or 6.0 percent.

Printing, distribution and other revenue was $2.9 million, a decrease of $0.3 million or 9.2 percent when compared to the first quarter of 2024,  primarily due to a canceled commercial printing partnership and reduction in mailed advertisements for business customers.

Total consolidated operating expense in the first quarter of 2025,  on a GAAP basis, was $(5.1) million. Excluding a net gain of $36.2 million from the printing facility sale, consolidated operating expense improved $1.7 million or 5.3 percent when compared to the first quarter of 2024.

DallasNews Corporation Announces First Quarter 2025 Financial Results

April 30,  2025

On a non-GAAP basis, adjusted operating expense was $30.3 million, an improvement of $1.6 million or 4.9 percent when compared to the first quarter of 2024, primarily due to an improvement of  $1.2 million in employee compensation and benefits expense.

In the first quarter of 2025, the Company recorded tax expense of $6.0 million, primarily due to the income from the printing facility sale. The Company expects to utilize its net operating loss carryforwards to offset almost all federal taxable income.

As of March 31,  2025,  the Company had 461 employees, a headcount decrease of 70 or 13.2 percent when compared to the prior year period,  primarily the result of transitioning to a smaller, more efficient printing facility.  Cash and cash equivalents were $44.2 million at March 31,  2025,  and the Company has no debt.

Pension Plans Annuitization

As previously announced, in April the Company used a portion of the proceeds from the Plano printing facility sale to make a voluntary cash contribution to fully fund the Company’s pension liabilities and purchased an irrevocable group annuity contract from an insurance company. The Company’s defined benefit obligations to participants in its pension plans will be covered under the annuity contract. As a result of this transaction, the Company will be relieved of all pension obligations and the insurance company will assume all future financial obligations for the administration and payment of benefits earned by the transferred participants, with no change to the amount, timing or form of monthly benefit payments for those currently receiving monthly benefit payments.

DallasNews Corporation Announces First Quarter 2025 Financial Results

April 30,  2025

Segment Information

The Company determined it has the following two reportable segments:

•

TDMN primarily generates revenue from subscriptions and retail sales of The Dallas Morning News, and sales of advertising within its newspaper and on related digital platforms by Medium Giant’s cross-functional sales team.

•	Agency generates revenue from the services offered by the Company’s full-service advertising agency, Medium Giant.

The primary measure of segment profitability utilized by the Chief Operating Decision Maker (“CODM”) is segment profit (loss), which excludes Corporate and Other costs that are not associated with the ongoing operations of the segments. Reconciliation of segment profit (loss) to consolidated operating income (loss), and disaggregated revenue by reportable segment and revenue source are included in the exhibits to this release.

DallasNews Corporation Announces First Quarter 2025 Financial Results

April 30,  2025

Non-GAAP Financial Measures

The CODM uses adjusted operating income (loss) for the purposes of evaluating consolidated performance and allocating resources.

Reconciliations of operating income (loss) to adjusted operating loss and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.

DallasNews Corporation Announces First Quarter 2025 Financial Results

April 30,  2025

Financial Results Conference Call

DallasNews Corporation will conduct a conference call on Thursday,  May 1, 2025, at 9:00 a.m. CDT to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at investor.dallasnewscorporation.com/events.  An archive of the webcast will be available at dallasnewscorporation.com in the Investor Relations section.

To access the conference call, dial 1-800-715-9871 and provide the following access code when prompted: 9759080.  A replay line will be available at 1-800-770-2030 until 11:59 p.m. CDT on May 15, 2025. The access code for the replay is 9759080#.

DallasNews Corporation Announces First Quarter 2025 Financial Results

April 30,  2025

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant.

The Dallas Morning News, Texas’ leading daily newspaper, is renowned for its excellent journalistic reputation, intense regional focus, and close community ties. As a testament to its commitment to quality journalism, the publication has been honored with nine Pulitzer Prizes.

Medium Giant, an integrated creative marketing agency with offices in Dallas and Tulsa, works with a roster of premium brands and companies. In 2024, the agency earned top industry recognition, winning an AAF Addy and the AMA DFW Annual Marketer of the Year Award for Campaign of the Year, along with six prestigious Davey Awards. Medium Giant is a wholly owned business of DallasNews Corporation. For additional information, visit mediumgiant.co.

Statements in this communication and in the Company’s conference call to discuss its financial results concerning the Company’s transition of print operations and associated expense savings, the Company’s business outlook or future economic performance, revenues, expenses, cash balance, investments, business initiatives, working capital, and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint and distribution prices; program costs; the Company’s ability to successfully execute the Return to Growth Plan; the Company’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market; the success of the Company’s digital strategy; changes in economic policies and tariffs; labor relations; cybersecurity incidents; and technological obsolescence. Among other risks, there can be no guarantee that the Company’s board of directors will approve a quarterly dividend in the future or that the Company’s financial projections are accurate, as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this communication, are not updated to reflect events or circumstances after the date of the statement.

DallasNews Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended March 31,
In thousands, except share and per share amounts (unaudited)	2025	2024
Net Operating Revenue:
Advertising and marketing services	$10,813	$11,646
Circulation	15,447	16,300
Printing, distribution and other	2,865	3,156
Total net operating revenue	29,125	31,102
Operating Costs and Expense:
Employee compensation and benefits	14,847	16,117
Other production, distribution and operating costs	14,671	15,059
Newsprint, ink and other supplies	1,271	1,284
Depreciation	334	398
Gain on sale/disposal of assets, net	(36,206)	—
Total operating costs and expense	(5,083)	32,858
Operating income (loss)	34,208	(1,756)
Other income, net	65	611
Income (Loss) Before Income Taxes	34,273	(1,145)
Income tax provision	5,988	218
Net Income (Loss)	$28,285	$(1,363)

Per Share Basis (1)
Net income (loss)
Basic	$5.28	$(0.25)
Diluted	$5.28	$(0.25)
Number of common shares used in the per share calculation:
Basic	5,352,490	5,352,490
Diluted	5,352,490	5,352,490

(1)

The Company’s Series A and Series B common stock equally share in the distributed and undistributed earnings. There were no options or RSUs outstanding as of March 31,  2025 and 2024, that would result in dilution of shares or the calculation of EPS under the two-class method as prescribed under ASC 260 – Earnings Per Share.

DallasNews Corporation and Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,
In thousands (unaudited)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$44,170	$9,594
Accounts receivable, net	8,818	10,662
Other current assets	5,821	4,087
Total current assets	58,809	24,343
Property, plant and equipment, net	10,042	12,633
Operating lease right-of-use assets	16,736	17,434
Deferred income taxes, net	609	5,609
Other assets	1,821	1,824
Total assets	$88,017	$61,843
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,019	$4,808
Accrued compensation and other current liabilities	10,384	11,498
Contract liabilities	9,199	8,689
Total current liabilities	23,602	24,995
Long-term pension liabilities	11,555	11,764
Long-term operating lease liabilities	16,662	17,379
Other liabilities	880	892
Total liabilities	52,699	55,030
Commitments and contingencies
Total shareholders' equity	35,318	6,813
Total liabilities and shareholders’ equity	$88,017	$61,843

DallasNews Corporation and Subsidiaries

Disaggregated Revenue by Reportable Segment and Revenue Source

	Three Months Ended March 31,
In thousands (unaudited)	2025	2024
TDMN
Print advertising	$4,949	$5,639
Digital advertising (1)	1,891	1,958
Agency
Marketing and media services (1)	3,973	4,049
Advertising and Marketing Services	$10,813	$11,646

TDMN
Print circulation	11,047	11,756
Digital circulation	4,400	4,544
Circulation	$15,447	$16,300

TDMN
Printing, Distribution and Other	$2,865	$3,156

Total Revenue	$29,125	$31,102

(1)	Prior to the segment reporting change, digital advertising, and marketing and media services revenues were reported in aggregate.

DallasNews Corporation and Subsidiaries

Reconciliation of Segment Profit (Loss) to Operating Income (Loss)

	Three Months Ended March 31,
In thousands (unaudited)	2025	2024
TDMN
Net operating revenue	$25,152	$27,053

Employee compensation and benefits	10,006	10,593
Other production, distribution and operating costs	10,239	10,132
Newsprint, ink and other supplies	1,143	1,079
Operating costs and expense	21,388	21,804
TDMN Segment Profit	$3,764	$5,249

Agency
Net operating revenue	$3,973	$4,049

Employee compensation and benefits	1,876	2,426
Other production, distribution and operating costs	1,729	1,819
Newsprint, ink and other supplies	128	205
Operating costs and expense	3,733	4,450
Agency Segment Profit (Loss)	$240	$(401)

Total Segment Profit	$4,004	$4,848
Reconciling items:
Corporate and Other (1)	30,204	(6,604)
Operating Income (Loss) (1)	$34,208	$(1,756)

(1)	Three months ended March 31, 2025, includes a net gain of $36,206 from the Plano printing facility sale.

DallasNews Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Income (Loss) to Adjusted Operating Loss

	Three Months Ended March 31,
In thousands (unaudited)	2025	2024
Total net operating revenue	$29,125	$31,102
Total operating costs and expense	(5,083)	32,858
Operating Income (Loss)	$34,208	$(1,756)

Total operating costs and expense	$(5,083)	$32,858
Less:
Depreciation	334	398
Severance expense	467	578
Gain on sale/disposal of assets, net	(36,206)	—
Adjusted Operating Expense	$30,322	$31,882

Total net operating revenue	$29,125	$31,102
Adjusted operating expense	30,322	31,882
Adjusted Operating Loss	$(1,197)	$(780)